Exhibit 5

411 SOUTH 13TH STREET, SUITE 200 • LINCOLN NE 68508 • P: 402.435.3223 • F: 402.435.4239 • WWW.SCUDDERLAW.COM

July 21, 2020

Heartland Express, Inc.
901 North Kansas Avenue
North Liberty, Iowa 52317

Re:	Heartland Express, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Heartland Express, Inc., a Nevada corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof. The Registration Statement relates to the registration under the Securities Act of the offer and sale of an indeterminate aggregate offering price or amount of shares of the Company’s common stock, $0.01 par value (the “Shares”), which may be offered by selling stockholders from time to time, as described in the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5). We are rendering this opinion as of the time the Registration Statement becomes effective, which Registration Statement became automatically effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.

In rendering the opinion set forth below, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of (a)  the Registration Statement; (b) the Articles of Incorporation of the Company, as amended; (c) the Amended and Restated Bylaws of the Company; (d) certain resolutions adopted by the Board of Directors of the Company relating to the filing of the Registration Statement; and (e) such other documents, records, certificates, and other instruments as in our judgment are necessary or appropriate for purposes of this opinion. We have relied upon statements and representations of officers and other representatives of the Company as to factual matters without having independently verified such factual matters.

In our examination of the aforesaid documents, we have assumed without verification the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the internal laws of the State of Nevada. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

For the purposes of this opinion letter, we have assumed that, at the time of the sale and delivery of any of the Shares: (i) the effectiveness of the Registration Statement under the Securities Act will not have been terminated or rescinded; (ii) a prospectus supplement will have been filed with the Commission describing the Shares offered thereby; (iii) all Shares will be offered and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the prospectus supplement relating thereto; (iv) the sale and delivery of the Shares will not contravene or violate the Company’s Articles of Incorporation, as amended, or the Company’s Amended and Restated Bylaws; and (v) a definitive purchase, underwriting, or similar agreement with respect to the Shares will have been duly authorized and validly executed and delivered by the Company, the selling stockholders, and the other parties thereto.

Based upon, subject to, and limited by the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid, and nonassessable.

Our opinion represents the reasoned judgment of Scudder Law Firm, P.C., L.L.O., as to certain matters of law stated herein and should not be considered or construed as a guaranty. This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion letter speaks as of the date hereof. Our opinion is subject to future changes in law or fact, and we disclaim any obligation to advise you of or update this opinion for any changes of applicable law or facts that may affect matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement and any amendments thereto. In giving this opinion and consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ SCUDDER LAW FIRM, P.C., L.L.O.
SCUDDER LAW FIRM, P.C., L.L.O.
By:	Heidi Hornung-Scherr
Principal

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